UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 13, 2026, Trex Company, Inc. (the “Company”) entered into a National Distribution Agreement (the “Agreement”) with U.S. Lumber Group, LLC (“USL”) and certain of its affiliates (collectively with USL, the “Distributor”), pursuant to which the Company appointed the Distributor as its authorized national distributor of the Company’s decking, railing, decking fascia, and deck fastening products and certain other products as mutually agreed from time to time (collectively, the “Trex Products”) in the United States and Canada (the “Territory”).

Effective January 1, 2027, the Distributor’s appointment will become the sole and exclusive national distributor appointment with respect to the Trex Products in the Territory. Subject to the terms and conditions of the Agreement, the Company reserves the right to sell the Trex Products directly in the Territory, and to appoint additional distributors in the Territory, provided that no additional distributor may promote, distribute, or sell the Trex Products in more than three of the seven designated regions in the United States or throughout the entire Territory.

The Company has committed to implement a dual-distribution model in all markets within the Territory (excluding Canada and California) as soon as practicable, and in any event no later than January 1, 2029, pursuant to which the Company will not, without the Distributor’s prior written approval, appoint more than one additional distributor in any market of the Territory.

Effective January 1, 2027, the Distributor will be subject to a non-compete restriction prohibiting the Distributor from directly or indirectly promoting, distributing, or selling products that compete with the Trex Products.

The initial term of the Agreement expires on December 31, 2031, and thereafter automatically renews for successive one-year periods unless either party provides written notice of termination at least 180 days prior to the end of the initial or any renewal term. Either party may terminate the Agreement during a renewal term, with or without cause, upon prior written notice. The Agreement may also be terminated by either party upon the other party’s material default (subject to notice and cure periods), bankruptcy, assignment for the benefit of creditors, or actions that have or would reasonably be expected to have a long-term and materially negative impact on the non-defaulting party’s reputation and standing in the marketplace (subject to notice and cure period).

On July 13, 2026, the Company provided notice of termination, which shall be effective August 12, 2026, of its entire commercial distribution relationship with Boise Cascade Company and its subsidiary Boise Cascade BMD, L.L.C., including any and all predecessors, successors, subsidiaries, affiliates and/or other related entities. There are no termination fees associated with the termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated July 13, 2026 announcing upgrades to distribution network.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	July 13, 2026	By:	/S/ PRITHVI S. GANDHI
Prithvi S. Gandhi Senior Vice President and Chief Financial Officer